UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 18, 2005

THE GENLYTE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-16960	22-2584333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 601, Louisville, KY		40223
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 502-420-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement.

On February 18, 2005, the Compensation Committee of the Board of Directors of The Genlyte Group Incorporated (“Genlyte”) approved the payment of, and the company paid, annual cash bonuses earned in 2004 under the Company’s Management Incentive Compensation (“MIC”) Plan, which was filed as exhibit 10(i) to Genlyte’s Registration Statement on Form 8 filed with the Securities and Exchange Commission on August 3, 1988, to the following named executive officers:

Name and Principal Position	MIC Bonus

Larry K. Powers - Chairman, President & Chief Executive Officer	$781,875
Zia Eftekhar - President Lightolier Division	$408,182
William G. Ferko - Vice President, Chief Financial Officer	$312,750
Ronald D. Schneider - Vice President, Operations	$168,190
Raymond L. Zaccagnini - Vice President, Administration	$187,476

The bonus awards were earned based upon the achievement of performance goals established in early 2004, which were reviewed and approved by the Compensation Committee, per the MIC plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Genlyte Group Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GENLYTE GROUP INCORPORATED

(Registrant)

Date: February 24, 2005
/s/ William G. Ferko
Name: William G. Ferko
Title: Vice President, Chief Financial Officer & Treasurer